EXHIBIT 10.22


                                      CREDIT AGREEMENT


                       THIS  CREDIT  AGREEMENT,  dated  as of December 1,
             1995, between SOLOCO, INC., a Louisiana corporation (the "Borrower"), and HIBERNIA NATIONAL BANK, a national banking association (the "Bank").

                                    W I T N E S S E T H:

                       WHEREAS, the Borrower  has applied to the Bank for
             a multiple advance loan in an aggregate amount not to exceed One Million Eight Hundred Forty Thousand and No/100 Dollars ($1,840,000.00), convertible to a term loan not to exceed a term of ten years; and

                       WHEREAS,  the Bank agrees to provide  such  credit
             facilities to Borrower subject to the terms and conditions set forth hereinbelow.

                       NOW, THEREFORE, in consideration  of the premises,
             and the mutual agreements contained herein, the Borrower and the Bank do hereby agree as follows:

                                         ARTICLE I.

                                        DEFINITIONS

                   1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                   1.1.1 "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if the other Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) vote or hold 10% or more of the partnership interest of such Person or (iii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                   1.1.2 "Agreement" shall mean this Credit Agreement, as amended, supplemented, or modified from time to time.

                   1.1.3 "Building" shall have the meaning ascribed to that term in the Purchase Agreement.

                   1.1.4 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New Orleans, Louisiana are authorized or required by law to close.

                   1.1.5 "Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Mortgaged Property, (ii) the Obligations, (iii)Ethe Borrower's employees, payroll, income or gross receipts, (iv)Ethe Borrower's ownership or use of any of its assets, or (v)Eany other aspect of Borrower's business.

                   1.1.6 "Closing Date" shall mean the date of the Borrower's execution and delivery of the Note to the Bank.

                   1.1.7 "Code" shall mean the Louisiana Commercial Laws, La. R.S. 10:9-101 et seq., as in effect from time to time.

                   1.1.8 "Collateral" shall mean that portion of the Mortgaged Property which consists of personal property.

                   1.1.9   "Construction Documents" shall mean,
             collectively, (i) that certain Standard Form of Agreement between Owner and Contractor dated as of August 21, 1995, by and between Developer and J. B. Mouton and Sons, Inc., (ii) that certain Standard Form of Agreement between Owner and Architect dated as of June 30, 1995, by and between Developer and Guidry Beazley Ostteen, a Professional Corporation, (iii) that certain Contract for Professional Engineering Services dated as of July 26, 1995, by and between Developer and Randall J. Hebert & Associates, Inc., Consulting Engineers, and (iv) that certain Contract dated as of August 21, 1995, by and between Developer and Archie Thibodeaux Construction Co., Inc., as each of the foregoing agreements may from time to time be amended and in effect, together with any and all payment and performance bonds securing the obligations of the parties with whom Developer has contracted under the foregoing agreements.

                   1.1.10 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                   1.1.11 "Current Assets" shall mean, at any date, the aggregate amount of all assets of Guarantor that would be classified as current assets at such date in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.1 hereof.

                   1.1.12 "Current Liabilities" shall mean, at any date, the liabilities (including proper accruals) of Guarantor that would be classified as current liabilities in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in
             Section 5.1 hereof.

                   1.1.13 "Debt" shall mean at any date, Indebtedness of a Person as at such date.

                   1.1.14 "Debt Service Coverage Ratio" shall mean, with respect to Guarantor for any period, the sum of (a) Net Income for such period, (b) depreciation and other non-cash charges to the extent charged against Net Income, (c) interest expense and (d) estimated taxes, divided by the sum of interest expense of Guarantor on all of its Indebtedness for such period plus the amount of current maturities of long term indebtedness of Guarantor (determined in accordance with GAAP) for such period.

                   1.1.15 "Default" shall mean the occurrence of any event which but for the passage of time or giving of notice, or both, would constitute an Event of Default hereunder.

                   1.1.16  "Developer" shall mean Town Center
             Development, L.L.C., a Louisiana limited liability company.

                   1.1.17 "Environmental Complaint" shall mean any written complaint, order, citation, letter, notice or other communication, from any Person affecting or relating to:

                        (a)  the Borrower; or

                        (b) the Mortgaged Property or any part thereof or any interest therein; or

                        (c)  any activity or operation at any time
                             conducted by the Borrower or any other
                             Person on or in connection with the
                             Mortgaged Property or any part thereof or any interest therein,

             with regard to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges, Hazardous Materials or any other environmental, health or safety matter which is the subject of any Relevant Environmental Law, including, without limitation,

                        (1) existence of any contamination or possible or threatened contamination;

                        (2) remediation of any Hazardous Materials or Environmental Discharge in connection with the the Mortgaged Property or any part thereof; and

                        (3) any violation or alleged violation of any Relevant Environmental Law.

                   1.1.18 "Environmental Discharge" shall mean any discharge or release of pollutants or effluents or emissions of any kind in violation of any Relevant Environmental Law.

                   1.1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                   1.1.20 "Event of Default" shall mean any of the events specified in Article VII.

                   1.1.21  "GAAP" shall mean generally accepted
             accounting principles in the United States of America in effect from time to time.

                   1.1.22 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                   1.1.23 "Guarantee Obligation" shall mean as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                   1.1.24 "Guaranty" shall mean that certain in solido Commercial Guaranty dated December 1, 1995, executed by the Guarantor in favor of the Bank, guaranteeing payment in full of the Obligations.

                   1.1.25 "Guarantor" shall mean Newpark Resources, Inc., a Delaware corporation, together with its successors and assigns.

                   1.1.26 "Hazardous Materials" shall mean asbestos and any toxic or hazardous substances, wastes or contaminants, medical wastes, infectious wastes, polychlorinated biphenyls, paint containing lead and urea formaldehyde foam insulation, as any of those terms is defined from time to time in or for the purposes of any Relevant Environmental Laws.

                   1.1.27 "Improvements" shall have the meaning ascribed to that term in the Purchase Agreement.

                   1.1.28 "Indebtedness" shall mean for a Person at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under financing leases, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, and (d) all liabilities secured by a Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (provided, in the event such liability secured by such a Lien is non-recourse to such Person, the amount of Indebtedness determined hereunder attributed to such liability shall be limited to the value of such property).

                   1.1.29 "Land" shall have the meaning ascribed to that term in the Purchase Agreement.

                   1.1.30 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction in respect of any of the foregoing).

                   1.1.31 "Loan Documents" shall mean collectively this Agreement, the Note and the Security Documents.

                   1.1.32 "Loan" or "Loans" shall refer to the advance or advances made by the Bank to the Borrower pursuant to the terms of this Agreement.

                   1.1.33 "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects or financial or other condition of the Borrower or of Guarantor, (ii) the Borrower's ability to pay the Loan and all of its other Debt in accordance with the terms thereof, (iii) the Mortgaged Property, or (iv) the Bank's Liens on the Mortgaged Property or the priority of any such Liens. In the determination of whether a Material Adverse Effect exists, all factors will be considered, such as insurance coverage.

                   1.1.34 "Mortgage" shall mean that certain Multiple Indebtedness Mortgage by Borrower in favor of Bank dated December 1, 1995, affecting that property acquired by Borrower pursuant to that certain Act of Credit Sale and Vendor's Lien by Developer to and in favor of Borrower dated August 21, 1995, recorded under entry no. 95-27651 of the records of Lafayette Parish, Louisiana more fully described therein, securing payment of the Note and all other obligations of the Borrower to the Bank, as the same may be amended, supplemented or modified from time to time, together with related financing statements executed by Borrower as debtor in favor of Bank as secured party executed in connection therewith.

                   1.1.35 "Mortgaged Property" shall mean, collectively, all land and improvements situated upon the real estate affected by the Mortgage, and all related interests of the Borrower in and to such property which are affected by the Mortgage.

                   1.1.36 "Net Income" shall mean, for any period, the aggregate net income (or net loss) of Guarantor for such period calculated in accordance with GAAP.

                   1.1.37 "Note" shall mean the master promissory note of the Borrower dated of even date herewith, payable to the order of the Bank in the principal sum of $1,840,000.00, which note shall evidence the Loans, as said promissory note may be amended, renewed or extended from time to time, including, without limitation, any promissory note issued by the Borrower to Bank upon the conversion of the Loans to a term loan in accordance with Section 2.12 hereof.

                   1.1.38 "Obligations" shall mean the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, related to the Borrower, whether or not a claim for post filing or post petition interest is allowed in such proceeding) the Note and all other obligations and liabilities of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with this agreement, the Note, the other Loan Documents, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Bank) or otherwise.

                   1.1.39  "Permitted Liens" shall mean:

                           (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without penalty, or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are maintained on the books of Borrower in accordance with GAAP, provided, that no Mortgaged Property of Borrower has been seized, levied, attached, sequestered, foreclosed upon or garnished by reason of such Lien;

                           (b)    non-consensual Liens imposed by
             operation of law such as landlord liens for rent not yet due and payable and those for vendors, materialmen, mechanics, warehousemen, carriers, employees, workmen and repairmen, for current wages or accounts payable not yet delinquent and arising in the ordinary course of business which are being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are maintained on the books of Borrower in accordance with GAAP, provided, that no Mortgaged Property of Borrower has been seized, levied, attached, sequestered, foreclosed upon or garnished by reason of such Lien.

                           (c) deposits for workers' compensation and unemployment insurance;

                           (d)    deposits to secure the performance of
             bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business;

                           (e) Liens granted pursuant to the terms of the Security Documents;

                           (f)    Purchase money security interests for
             equipment acquired by Borrower in the ordinary course of business; and

                           (g) the Lien evidenced that certain Act of Credit Sale and Vendor's Lien by Developer in favor of Borrower dated August 21, 1995, recorded under entry no.E95-27651 of the records of Lafayette Parish, Louisiana, but only to the extent that such Lien has been subordinated to the Mortgage upon terms and conditions satisfactory to Bank.

                   1.1.40  "Person" shall mean an individual,
             partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                   1.1.41 "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA.

                   1.1.42 "Plans" shall mean the final architectural and engineering drawings and specifications, including any revisions, amendments and addenda required to complete the construction of the Building and Improvements, including off-site and on-site work.

                   1.1.43 "Presence" shall mean when used in connection with any Environmental Discharge or Hazardous Materials, the presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                   1.1.44 "Prime Rate" shall mean, as of a particular date, the prime rate most recently officially announced by Citibank, N.A. Without notice to Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

                   1.1.45 "Purchase Agreement" shall mean that certain Purchase Agreement by and between Borrower and Developer dated as of July 20, 1995, as the same may be amended or modified from time to time.

                   1.1.46 "Relevant Environmental Laws" shall mean all Requirements of Law from time to time applicable to the Borrower's interest in the Mortgaged Property or any part thereof or any interest therein imposing liability or standards of conduct concerning, or otherwise relating to:

                        (a)  the presence of or exposure to or
                             remediation of Hazardous Materials;

                        (b)  the occurrence or remediation of any
                             Environmental Discharge or any other
                             environmental, health or safety matter;

                        (c) any requirement or the determination of any requirement for remediation of the presence or occurrence of any Hazardous Materials or Environmental Discharge in connection with any transfer of the Mortgaged Property or any part thereof or any interest therein; and

                        (d) effects on the environment of the Mortgaged Property or any part thereof or of any activity heretofore, now or hereafter conducted on the Mortgaged Property or any part thereof.

                   1.1.47  "Request for Advance" shall mean the
             Borrower's written request for a Loan issued to Bank in accordance with Sections 2.10 and 2.11 hereof.

                   1.1.48 "Requirement of Law" shall mean as to any Person, the certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, any Relevant Environmental Laws.

                   1.1.49  "Security Agreements" shall mean,
             collectively, (ii) that certain Commercial Security Agreement by Borrower in favor of Bank dated December 1, 1995, affecting all of Borrower's rights in and to the Purchase Agreement, together with an appropriate financing statement evidencing the security interest granted to Bank thereunder, and (ii) that certain security agreement and/or collateral assignment of the Construction Documents to be executed by Developer in favor of Bank, together with any and all financing statements by Developer which Bank may require to evidence such security interest and/or collateral assignment of the Construction Documents.

                   1.1.50 "Security Documents" shall mean the Guaranty, the Security Agreements and the Mortgage, each as amended, supplemented, or modified from time to time.

                   1.1.51 "Solvent" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not a about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

                   1.1.52 "Subsidiary" shall mean as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                   1.1.53 "Tangible Net Worth" shall mean, with respect to Guarantor as of the date of determination thereof, all amounts which would, in conformity with generally accepted accounting principles, be included under shareholders' equity on a balance sheet of Guarantor at such date; provided, however, such amounts are to be net of amounts carried on the books of Guarantor for (i) treasury stock,
             (ii) any cost of investments in excess of net assets acquired at any time of acquisition by such person or entity and (iii) patent applications, copyrights, trademarks, trade names, experimental or organizational expenses and other like intangibles.

                   1.1.54 "Termination Date" shall mean the earlier to occur of (i)EJune 1, 1996, or (ii)Ethe earlier date of termination of the Bank's obligation to make Loans hereunder.

                   1.1.55 "Treasury Rate" shall mean the effective yield on United States Treasury Notes maturing ten (10) years after the date of the term note described in Section 2.12 hereof, as reflected in the Wall Street Journal published on the date of such term note.

                   1.1.56 "Working Capital" shall mean, with respect to Guarantor as of the date of determination of same, an amount equal to Current Assets minus Current Liabilities, all determined in accordance with GAAP.

                   1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

                           (b) As used herein and in the Note, in any certificate or other document made or delivered pursuant hereto, accounting terms related to the Borrower and not defined in Section 1.1 and accounting terms properly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                           (c)    The words "hereof", "herein" and
             "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                           (d)    The meanings given to terms defined
             herein shall be equally applicable to both the singular and plural forms of such terms.

                                         ARTICLE II

                                           LOANS

                   2.1 The Loans. Subject to the terms and conditions of this Agreement, the Bank agrees, from the date hereof through and including the Termination Date, to make Loans from time to time to Borrower in an aggregate amount not to exceed the principal sum of $1,840,000.00.

                   2.2 Use of the Loans. The proceeds of the Loan shall be used solely to fund the obligations of the Borrower under the Purchase Agreement, pursuant to which the Borrower has acquired the Land and non-exclusive right-of-way described therein, and pursuant to which it will acquire the Building and Improvements described in said Purchase Agreement.

                   2.3 The Note. The Borrower's obligation to repay the Loans made by the Bank shall be evidenced by the Note.

                   2.4 Interest. The Note shall bear interest at the Prime Rate from time to time in effect, adjusted daily; provided, however, that upon the occurrence of an Event of Default hereunder, Bank shall have the right to prospectively increase the rate of interest to the default rate specified in the Note (the "Default Rate").

                   2.5   Prepayments.  At any time prior to the
             Termination Date, the Borrower may, at its option at any time, prepay all or part of the Loans, provided any prepayment shall be applied to accrued interest first, then principal in the reverse order of maturity. In the event that Borrower fails to convert the Loans to a term loan in accordance with the requirements of Section 2.12 hereof on the Termination Date, or is unable to meet the requirements for the conversion of the Loans to a term loan in accordance with the requirements of Section 4.3 hereof on the Termination Date, then in addition to the payment of all outstanding principal and accrued interest on the Termination Date, Borrower shall pay to Bank a prepayment fee in the amount of $36,800.00 on the Termination Date.

                   2.6 Commitment Fee. The Borrower shall pay to the Bank a Commitment Fee for the Loans (and for Bank's commitment to convert the Loans to a term loan in accordance with Section 2.12 hereof) in the amount of $5,000.00, which Commitment Fee shall be due and payable upon the Termination Date. The Commitment Fee shall be due and payable upon the Termination regardless of whether the Loans are converted to a term loan, and shall be payable in addition to the prepayment fee described in Section 2.5 hereof in the event the Loans are not converted to a Term Loan.

                   2.7 Computation of Interest. Interest in respect of the Loan shall be calculated on the actual days elapsed on the basis of a year of 360 days.

                   2.8 Payments; Late Charge. The Note shall be payable in five (5) installments of accrued and unpaid interest due and outstanding on the Note commencing on January 1, 1996, and continuing on the first day of each month thereafter until the Termination Date, at which time all accrued and unpaid interest and all outstanding principal shall be due and payable in full. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made to the Bank, at the Bank's main office set forth in Section 8.2, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon shall be payable at the then applicable rate during such extension. A five percent (5%) late charge shall be assessed (against the amount of any late payment) if a monthly payment under the Note is not received by the Bank within ten (10) calendar days of the payment due date. A late payment fee shall not be charged if a payment is late due to the fault of the Bank (it being understood and agreed, however, that Borrower shall have the burden of proof in establishing that it made any such payment on time).

                   2.9 Loan Advances. The Bank agrees to make Loans to the Borrower from time to time on any Business Day from the date hereof through the Termination Date in accordance with the provisions of this ArticleEII up to an aggregate amount of $1,840,000.00. This is not a revolving credit facility, and no further Loans shall be made after the total amount of the Loans equals $1,840,000.00. The Bank or the Bank's copy of any cashier's check representing all or any part of the proceeds or a disbursement shall be deemed prima facie evidence of the Indebtedness of the Borrower to the Bank on such Loan.

                   2.10 Borrowing Procedure. (a) The proceeds of the Loans shall be advanced by the Bank as construction of the Building and Improvements progresses and as payments become due to Developer under the Purchase Agreement, provided, however, that (i) the Borrower shall submit a Request for Advance to the Bank at least 5 Business Days prior to the proposed funding date specifying the total amount of the proposed Loan and the proposed date on which said Advance is to be made; (ii) each Request for Advance shall be in substantially the form prescribed by the Bank and shall identify the intended use of such proceeds thereof;
             (iii) each advance shall be funded in an amount equal to the amounts then due by Borrower to Developer under the Purchase Agreement, all to the extent that Borrower's written Request for Advance is accompanied by an architect's inspection report (on AIA form G702) delivered to and addressed to Bank which evidences the percentage completion of the Building and Improvements required for such payment obligation of Borrower under the Purchase Agreement. All advances shall be made by cashier's checks payable to the order of Borrower and sent by Bank via overnight express courier to Borrower in the care of Town Center Development, L.L.C., 1001 Pinhook Road, Petroleum Center, Building 3, Suite 103, Attention: Mr. Cecil D. Trahan. The parties hereto agree that this advance procedure shall not be amended without the prior written consent of Developer.

                   2.11 Requests for Advances. (a) Each Request for Advance shall be submitted to the Bank in duplicate and shall be accompanied by, in addition to the items listed above in Section 2.10 hereof, the following:

                           (i)    Lien Waivers.  Waivers of liens and
                                  receipts for payment by Developer
                                  from L. B Mouton and sons and
                                  Archie Thibodeaux Construction Co.


                   2.12 Commitment to Convert Loans to a Term Loan. Subject to the terms and conditions of this Agreement (including specifically the prior satisfaction of all conditions precedent set forth in Section 4.3 hereof), Bank agrees, at any time on or prior to the Termination Date, to convert that portion of the outstanding Loans up to an amount equal to the lesser of (i) $1,840,000.00, or (ii) 80% of the appraised value of the Land, Building and Improvements as shown by an MAI appraisal of the Land, Building and Improvements provided to Bank in connection with its initial Loan advance, as the same may be revised by such appraiser upon the completion of the Building and Improvements, to a term loan which shall be payable over a term of up to ten (10) years from the date of such term loan, and which shall be payable in monthly installments of interest in the amount of all accrued and unpaid interest plus additional monthly installments of principal in an amount necessary to fully amortize the amount of such term loan over the term of such term loan on a straight-line amortization basis. Upon the conversion of the Loans to a term loan, Bank shall have no further commitment to lend hereunder. The term loan shall be evidenced by a promissory note made by Borrower payable to the order of Bank in the amount of such term loan in form and substance which is satisfactory to Bank, shall be secured by the Security Documents, and shall be governed by the terms and conditions of this Agreement. Such term note shall bear interest at a fixed rate equal to 2.25% per annum in excess of the Treasury Rate in effect on the date of such term loan is made and the term note is signed. Any determination of the Treasury Rate by Bank, in the absence of manifest error, shall be binding and conclusive. If, with respect to the Treasury Rate, Bank shall determine that the sale of Treasury Securities by the United States Government has been suspended, or if Treasury Securities are no longer being offered for sale, or if the yield for such Treasury Securities are no longer printed in the Wall Street Journal, or for any other reason Bank is not able to obtain a quotation from the Federal Reserve for the sale of such Treasury Securities, then Bank shall forthwith give notice thereof to Borrower and advise Bank of a new index for determining the interest rate to be charged on such term note which, in the good faith judgment of Bank, shall be substantially equivalent to the Treasury Rate. No prepayments of the term note shall be allowed during the first three years of the term of the term note; thereafter, a prepayment penalty equal to the following percentages of the principal balance of the term note from time to time prepaid by Borrower shall be assessed by Bank:

                            Year                   Prepayment Penalty

                             4                            4%
                             5                            3%
                             6                            2%
                             7                            1%
                             Years 8, 9 and 10            0%

                   Notwithstanding the foregoing, in no event shall the
             prepayment penalty exceed 1% at the time of any prepayment if upon the date of any such prepayment the effective yield on United States Treasury Notes maturing ten (10) years after the date of such prepayment, as reflected in the Wall Street Journal published on the date of such prepayment, exceeds the Treasury Rate in effect under the term note.

                                        ARTICLE III.

                               REPRESENTATIONS AND WARRANTIES

                   The Borrower hereby represents and warrants to Bank as
             follows:

                   Financial Condition.

                   3.1

                   (a) All balance sheets and other financial statements of the Borrower and the Guarantor furnished to the Bank prior to the date of this Agreement present fairly the financial positions of the Borrower and the Guarantor as at the dates thereof, and present fairly the results of operations and changes in financial position of the Borrower and of the Guarantor for the periods then ended.

                   (b) There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of the Borrower or of the Guarantor since the date of the financial statements referred to in Section 3.1(a) above.

                   3.2 Existence; Compliance with Law. The Borrower (a) has the power and authority, and the legal right, to own and operate its property (including the Mortgaged Property) and to conduct the business in which it is currently engaged,
             (b) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect, and (c) has all licenses and permits, and is in compliance with all Requirements of Law, required to own and operate the Mortgaged Property and to otherwise operate its business as presently conducted.

                   3.3 Power; Authorization; Enforceable Obligations. The Borrower and the Guarantor each has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. The Borrower has the power and authority and the legal right to borrow hereunder, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan Documents to which it is a party.
             No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which he is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each of the Borrower and the Guarantor enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                   3.4 Corporate Status. The Borrower is a corporation duly organized, legally existing, and in good standing under the law of the State of Louisiana, and is duly qualified to do business in all other jurisdictions where the property it owns or the business it conducts makes such qualification necessary.

                   3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower, and, except as contemplated in the Loan Documents, will not result in, or require, the creation or imposition of any Lien on any of the Borrower's respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation, in each case that would have a Material Adverse Effect.

                   3.6  No Material Litigation.  No litigation,
             investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or the Guarantor or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would have a Material Adverse Effect.

                   3.7  No Default.  Neither the Borrower nor the
             Guarantor is in default under or with respect to any Contractual Obligation in any respect which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                   3.8 Ownership of Property; Liens. The Borrower has good record and marketable title in full ownership to the Mortgaged Property, and good title to all its other property, and none of such Mortgaged Property is subject to any Lien except for Permitted Liens.

                   3.9 Security Documents. The provisions of the Security Documents are effective to create in favor of the Bank a legal, valid and enforceable Lien in all right, title and interest of the Borrower in the Mortgaged Property and all other property affected thereby. Each Security Document constitutes (upon proper filing, if applicable) a perfected first Lien on all right, title and interest of the Borrower (or other grantor thereof) in the collateral described therein, subject only to Permitted Liens.

                   3.10 Taxes. The Borrower has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority other than those that are not material, that are not yet delinquent, or that are being contested in good faith by appropriate proceedings and for which adequate reserves or security have been provided; and no tax lien has been filed and, no claim is being asserted with respect to any such tax, fee or other charge, other than those claims that are being contested in good faith by appropriate proceedings and for which adequate reserves or security have been provided.

                   3.11 ERISA. The Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in
             Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower.

                   3.12 Construction. The Borrower hereby represents and warrants to the Bank (i)Ethat the Plans are in final form and are satisfactory to the Borrower and its contractor (if applicable), and to the extent required by applicable law, to all applicable governmental authorities; (ii)Ethe Plans, together with the anticipated use of the Mortgaged Property, do not violate any zoning ordinance or restrictive covenant applicable to the Mortgaged Property; (iii)Ethe Borrower has obtained (or has caused others to obtain) all permits and approvals necessary to construct the Improvements from all applicable governmental authorities;
             (iv)Ethe Developer has not begun any work on the Improvements, delivered any materials to the Mortgaged Property or in any way commenced the construction of the Improvements unless the Bank has received title insurance insuring the Mortgage over any construction liens or other liens arising under the Louisiana Private Works Act, La. R.S. 9:4801, et seq., and (v)Ethe Purchase Agreement and the Construction Documents remain in full force and effect, with no amendments thereto which have not been provided to Bank, and no default exists under the Purchase Agreement and the Construction Documents.

                   3.13 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower has a Material Adverse Effect.

                   3.14 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to the Borrower or the Guarantor furnished to the Bank by the Borrower or the Guarantor, or on behalf of any of them, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Bank a true and accurate knowledge of the subject matter in all material respects. No fact is known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower can reasonably foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations or business prospects of the Borrower or of the Guarantor, which has not been set forth in the financial statements referred to in Section 3.1(a). No document furnished or statement made in writing to the Bank by the Borrower or any of the Guarantor in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading.

                   3.15 Use of Proceeds; Margin Stock. The proceeds of the Loan will be used by the Borrower solely for the purposes specified in Section 2.2. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X or Regulation G of the Board of Governors of the Federal Reserve System.

                   3.16 Principal Office, Etc. The principal office, chief executive office and principal place of business of the Borrower is set forth in Section 8.2 hereof. The Borrower maintains his principal records and books at such address. The tax identification number of the Borrower is 72-0536201.

                   3.17 Hazardous Materials. (a)ETo the Borrower's knowledge and belief:

                        (1)  There are and have been no Hazardous
                             Materials at, upon, under or within or
                             discharged or emitted from the Mortgaged
                             Property or any part thereof, including, where applicable and without limitation, the air, soil, surface and ground water and aquifers of the Mortgaged Property or any part thereof;

                        (2) No Hazardous Materials have flowed, blown or otherwise become present at the Mortgaged Property from other premises;

                        (3) No Environmental Discharges have occurred at, upon, under, within or from the Mortgaged Property or any part thereof; and

                        (4) No Hazardous Materials have been removed from the Mortgaged Property or any part thereof.

                   (b) No Environmental Complaint has been given or made or filed with respect to the Borrower or the Mortgaged Property or any part thereof or any interest therein.

                   (c) There are and have been no violations of any Relevant Environmental Laws at the Mortgaged Property or any part thereof or any interest therein.

                   (d) All transfers of the Mortgaged Property or any part thereof or any interest therein have been made in compliance with all Relevant Environmental Laws.

                   (e) No consent orders or decrees under Relevant Environmental Laws have been entered with respect to the Mortgaged Property or any activities heretofore or now conducted at the Mortgaged Property or any part thereof or any interest therein.

                   3.18 Additional Representations. Neither the Borrower nor the Guarantor is (i) a defendant in any suit or legal action, (ii) has any judgments, garnishments or attachments pending against any of them, or (iii) has ever been adjudicated a bankrupt. Each of the Borrower and the Guarantor is, and after consummation of this Agreement, and after giving effect to all Obligations incurred and Liens created by the Borrower in connection herewith will be, Solvent.

                                        ARTICLE IV.

                                    CONDITIONS PRECEDENT

                   4.1 Conditions of Initial Loan. The agreement of the Bank to make the initial Loan advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan advance, the following conditions precedent:

                       (a) Agreement; Note. The Bank shall have received (i) this Agreement, executed and delivered by the Borrower or the duly authorized agent of the Borrower, and (ii) the Note of the Borrower conforming to the requirements hereof and executed by the Borrower or the duly authorized agent of the Borrower.

                       (b) Certain Other Loan Documents. The Bank shall have received the Mortgage, the Guaranty and the Security Agreements duly executed and delivered by the Borrower, the Guarantor and the Developer or the duly authorized agents of the Borrower, the Guarantor and the Developer, together with resolutions or unanimous consents of the boards of directors of the Borrower and of the Guarantor and of the members of Developer which authorize the Borrower and the Developer to enter into the transactions contemplated by this Agreement with the Bank, and to execute and deliver to the Bank all documents reasonably required by the Bank in connection herewith, and the Bank shall have received the Guaranty, duly executed by the Guarantor.

                       (c)     Representations and Warranties.  The
                               representations and warranties contained in Article III hereof and in each of the Loan Documents shall be true and correct in all respects on the date of making of such Loan, with the same force and effect as though made on and as of that date.

                       (d) No Defaults. As of the date of making such Loan, there shall exist no Event of Default, or default which but for the passage of time or giving of notice, would constitute an Event of Default.

                       (e) Environmental Matters. The Bank shall have received a PhaseEI Environmental Inspection satisfactory to the Bank, all of which shall be reasonably satisfactory in form, substance and scope to the Bank, and the cost of the Phase I Environmental Inspection shall have been paid by the Borrower to the Bank.

                       (f) Title Insurance Policy. The Bank shall have received a Mortgagee's Title Policy in the amount of $1,840,000.00, insuring that the Mortgage creates a valid first Lien on the Mortgaged Property free and clear of all defects, encumbrances and Liens (except for Permitted Liens), naming the Bank as the insured thereunder, in the form of ALTA Loan Policy-1970 or such other similar form acceptable to the Bank, containing endorsements for lien protection, hazardous waste liens, REM, future advance, survey, zoning and such other endorsements as the Bank may request, and the Bank shall have also received evidence that all premiums with respect to such policy has been paid.

                       (g) Survey. The Bank and the title insurance company issuing the title policy (the "Title Insurance Company") shall have received a survey satisfactory to them of the Mortgaged Property certified to the Bank and the Title Insurance Company in a manner satisfactory to them, by an independent professional licensed land surveyor satisfactory to the Bank and the Title Insurance Company, which shall be made in accordance with the minimum standards established by the State of Louisiana for the preparation of land surveys and for land surveyors, and shall include a survey certificate executed by the surveyor.

                       (h) Fees. The Bank shall have received the all fees owed to Bank hereunder at such time.

                       (i) Insurances. The Bank shall have received original or certified true copies of paid insurance policies in compliance with
                               Section 5.5 hereof.

                       (j) Release of and/or Subordination of Liens. The Bank shall have received evidence satisfactory to it that any and all Liens affecting the Mortgaged Property or the Collateral (if applicable) other than Permitted Liens shall have been released or subordinated to Bank's Liens.

                       (k) Filings and Recordings. All filings, registrations and recordings shall have been properly filed, registered or recorded in each recording jurisdiction in order to create and perfect the Lien in favor of the Bank with respect to the Mortgage and the Security Agreement.

                       (l) Appraisal. The Bank shall have received, at the Borrower's expense, an appraisal of the Land, Building and Improvements based upon the Plans, prepared by an MAI appraiser approved by Bank, which evidences a market value of not less than $2,300,000.00.

                       (p) Site Inspection Affidavit. The Bank shall have received an affidavit from a licensed architect, surveyor or civil engineer that no work has begun and no materials have been delivered to the Mortgaged Property as of the Closing Date (unless Bank has received a mortgagee's policy of title insurance insuring the Mortgaged Property over construction liens).

                       (q) Building Permit. Appropriate building permits and such other licenses and permits prerequisite to authorize construction of the Improvements in accordance with the Plans.

                       (r)     Plans.  Final architectural and
                               engineering drawings and specifications, including any revisions, amendments and addenda, required to complete the construction of the Building and the Improvements.

                       (s) Contracts. If required by Bank, copies of all contracts, subcontracts and material supply agreements which relate to the construction of the Building and the Improvements, in form and substance satisfactory to the Bank.

                       (t) Zoning Certificate. Proof satisfactory to Bank that the Land is zoned to permit construction of the Building and Improvements in accordance with the plans and use of the Building and Improvements for their intended purpose.

                       (u) Execution of Co-Obligee Riders to Bonds. Evidence that Bank has been made a co-obligee with the Developer under the payment and performance bonds provided by the parties with whom Developer has contracted under the Construction Documents.

                       (v) Consents to Assignments of Construction Documents. The Bank shall have received consents to the assignment of the Construction Documents under the Security Agreement to be executed by Developer, in form and substance satisfactory to the Bank.

                       (w) Good Standing Certificates. The Bank shall have received Certificates of Good Standing of the Borrower and of Guarantor issued by the Louisiana Secretary of State (and from the Secretary of State of Delaware, with respect to Guarantor).

                       (x) Corporate Certificates. The Bank shall have received a certificate of the secretaries of each of the Borrower and the Guarantor (i) setting forth the resolutions of their respective Boards of Directors in form and substance satisfactory to the Bank with respect to the authorization of all Loan Documents to which each of them is a party, and all agreements and instruments contemplated to be executed in connection herewith; (ii) attaching copies of the Articles of Incorporation and By-laws of each of them;
                               (iii) stating the federal tax
                               identification number of each of them; and
                               (iv) setting forth the officers authorized to sign such instruments on behalf of each of them.

                       (y) Opinions. The Bank shall have received favorable opinions of counsel for the Borrower and the Guarantor in form and substance satisfactory to the Bank and the Bank's counsel, which opinion will address, without limitation, the perfected status of Bank's Liens on the Mortgaged Property and the collateral affected by the Security Agreements, the binding nature and enforceable nature Loan Documents to which each of them is a party, and the due authorization and corporate power of each of them and their representatives to execute and deliver the Loan Documents to which each of them is a party.

                   4.2 Each Additional Advance. The obligation of the Bank to make additional Loan is subject to the satisfaction of each of the following conditions:

                       (a) Each of the representations and warranties of the Borrower contained in this Agreement and of the Guarantor in the Guaranty shall be true and correct on and as of the date of such subsequent advance.

                       (b) At the time of each subsequent advance, no Default or Event of Default shall have occurred and be continuing.

                       (c) There shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of the Borrower or of the Guarantor from those reflected in the most recent financial statements furnished to the Bank prior to the date of such Loan, except to the extent that such changes are permitted by this Agreement.

                       (d) Bank shall have received a Request for Advance from the Borrower, together with all documents to be submitted therewith under the provisions of SectionE2.10 and/or Section 2.11 hereof.

                   4.3 Conditions Precedent to Conversion of the Loans to a Term Loan. The obligation of the Bank to convert the Loans to a term loan in accordance with the provisions of
             Section 2.12 hereof is subject to the satisfaction of each of the following conditions:


                        (a) Bank shall have received the executed term note of the Borrower required by Section
                             2.12 hereof, resolutions of the Board of Directors of Borrower authorizing the execution and delivery of such term note, and opinions of counsel to Borrower regarding the due authorization of the officer of Borrower executing such note and the binding nature and enforceability of such promissory note as to Borrower.

                        (b) Each of the representations and warranties of the Borrower contained in this Agreement and of the Guarantor in the Guaranty shall be true and correct on and as of the date of such term loan.

                        (c) At the date of such term loan, no Default or Event of Default shall have occurred and be continuing.

                        (d)  There shall have occurred no material
                             adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of the Borrower or of the Guarantor from those reflected in the most recent financial statements furnished to the Bank prior to the date of such Loan, except to the extent that such changes are permitted by this Agreement.

                        (e) Bank shall have received a certificate of occupancy issued by the appropriate governmental authority consenting to the use and occupancy of the Building and Improvements.

                        (f) Bank shall have received a clear lien and privilege certificate issued by the Clerk of Court of Lafayette Parish, Louisiana.

                        (g)  Bank shall have received evidence that
                             Borrower has obtained a multi-peril hazard insurance policy for the Building and the Improvements as required by this Agreement or as otherwise required by the Bank.

                        (h) Bank shall have received a final report of the architect in form and substance satisfactory to the Bank stating that the Building and Improvements have been completed under the Construction Documents in accordance with the plans and specifications for the project.

                        (i) Bank shall have received an update of the MAI appraisal provided to it prior to the initial Loan hereunder, based upon the Building and Improvements as completed, and the market value of the Land, at such time.



                                         ARTICLE V.

                                   AFFIRMATIVE COVENANTS

                        The Borrower hereby agrees that, so long as any
             Loan remains outstanding and unpaid or any other amount is owing to the Bank hereunder, the Borrower (or Guarantor, with respect to the financial ratios described in Sections
             5.10 through 5.14 hereof) shall:

                   5.1 Financial Statements. Furnish, or cause to be furnished, to the Bank:

                           (a) as soon as available, and in any event
                               within 90 days after the end of each
                               fiscal year of the Guarantor, a copy
                               of the audited financial statements
                               (consisting of at least a balance sheet
                               and related statements of income,
                               retained earnings and changes in
                               financial condition) of the Guarantor
                               prepared by a certified public
                               accountant acceptable to Bank in
                               conformity with generally accepted
                               accounting principles applied on a
                               basis consistent with that of the
                               preceding fiscal year, and certified
                               by a proper financial officer of the
                               Guarantor; and

                           (b) as soon as available, and in any event
                               within forty-five (45) days of the end of each fiscal quarter of each fiscal year of the Guarantor during the term hereof, interim financial statements of the Guarantor prepared and certified by a proper financial officer of the Guarantor prepared similarly to the annual statements referred to in clause (a) above (subject to normal year-end adjustments) and consisting of at least a balance sheet as at the close of such period and profit and loss statement for the quarter then ended and for the period from the beginning of such fiscal year to the close of such period.

             The Borrower covenants and agrees that all financial statements described above shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with procedures applied consistently throughout the periods reflected therein.

                   5.2      Certificates; Other Information.  Furnish to
             Bank:

                           (a) concurrently with the delivery of the
                               financial statements referred to in
                               subsection 5.1(a), a certificate of
                               the Borrower stating that in making the
                               examination necessary to certify the
                               correctness thereof no knowledge was
                               obtained of any Default or Event of Default except as specified in such certificate;

                           (b) promptly, such additional financial and
                               other information as the Bank may from
                               time to time reasonably request.

                   5.3 Performance of Contractual Obligations. Perform in all material respects all of its Contractual Obligations under the terms of any agreement to which it is bound or to which it is a party, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower in amounts satisfactory to Bank.

                   5.4 Conduct of Business and Maintenance of Existence. Continue its existence and good standing in each jurisdiction in which it is required to be qualified, continue to engage in business of the same general type as now conducted by it and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of his business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                   5.5     Insurance.  Maintain, or cause to be
             maintained, with financially sound and reputable insurance companies licensed to do business in the State of Louisiana, the following insurances:

                           (a) Builder's risk and/or multi-peril hazard
                               insurance, covering against loss by fire, theft, vandalism, malicious mischief, explosion, windstorm, collapse and extended coverage, for 100% replacement cost, with an endorsement naming the Bank as mortgage loss payee;

                           (b) If the Mortgaged Property is located
                               within either flood zone "A" or "B," flood insurance in the amount equal to the replacement costs of the improvements or the maximum amount of flood insurance available, whichever is lesser, with an endorsement naming the Bank as mortgage loss payee;

                           (c) comprehensive general liability naming the
                               Bank as additional insured, with a minimum
                               $5,000,000.00 combined single limit bodily injury/property damage liability; and

                           (d) worker's compensation and general
                               liability insurance for all contractors.

             Each policy shall contain a 30-day written notice to the Bank in the event of cancellation, non-renewal or material change.

                   5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with the Persons conducting the annual review thereof.

                   5.7     Maintenance of Liens of the Security
             Documents. Promptly, upon the reasonable request of the Bank, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Bank necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

                   5.8     Notices.  Promptly give notice to the Bank:

                           (a) of the occurrence of any Default or Event
                               of Default;

                           (b) of any (i) default or event of default
                               under any Contractual Obligation of the
                               Borrower, or (ii) litigation,
                               investigation or proceeding which may
                               exist at any time between the Borrower and any Governmental Authority, which in the case of either clause (i) or (ii) above, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                           (c) of any litigation or proceeding affecting
                               the Borrower in which the amount involved is $100,000.00 or more and not covered by insurance or in which injunctive or similar relief is sought;

                           (d) of any Environmental Complaint affecting
                               the Borrower, any Mortgaged Property or
                               any part thereof or the operations of the Borrower or any other Person on or in connection with any Mortgaged Property or any part thereof and any notice from any Person of (i)Eany violation or alleged violation of any Relevant Environmental Law relating to any Mortgaged Property or any part thereof or any activity at any time conducted on the Mortgaged Property or (ii) the occurrence of any release, spill or discharge in a quantity that is reportable under any Relevant
                               Environmental Law or (iii) the
                               commencement of any clean-up pursuant to or in accordance with any Relevant Environmental Law of any Hazardous Waste on or about the Mortgaged Property or any part thereof;

                           (e) of (i) the incurrence of any Lien on, or
                               claim asserted against any of the
                               collateral security in the Security
                               Documents or (ii) the occurrence of any
                               other event which could reasonably be
                               expected to have a Material Adverse
                               Effect;

                           (f) of any default by any party under the
                               terms of the Purchase Agreement or the
                               Construction Documents; and

                           (g) of a material adverse change in the
                               business, operations, property or
                               financial or other condition of the
                               Borrower or of the Guarantor.

             Each notice pursuant to this Section 5.8 shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                   5.9     Hazardous Materials.

                           (a)  Do the following:

                                (1)  comply and cause the Mortgaged
                                     Property and every part thereof
                                     and every interest therein and
                                     all operations and activities
                                     conducted thereon to comply with
                                     any and all Relevant Environmental
                                     Laws, the noncompliance with which
                                     could give rise to any remedial
                                     obligation with any Relevant
                                     Environmental Laws or could have
                                     a Material Adverse Effect;

                                (2)  take prompt action to remedy or
                                     remediation, whether or not under
                                     order or agreement to do so, the
                                     occurrence or presence or alleged or
                                     possible or threatened occurrence or
                                     presence of any Environmental
                                     Discharges and Hazardous Materials
                                     to the extent such action is
                                     required under any Relevant
                                     Environmental Laws; and

                                (3)  pay immediately when due the costs
                                     of any such compliance and
                                     remediation; and

                                (4)  keep the Mortgaged Property free of
                                     any Lien imposed as a result of any
                                     Environmental Complaint or pursuant
                                     to any Relevant Environmental Laws.

                           (b)    Handle and dispose of all Hazardous
             Materials as may, from time to time, be located on the Mortgaged Property, in compliance with all Relevant
             Environmental Laws and in a commercially reasonable manner.

                           (c)    Defend, indemnify and hold the Bank
             harmless from and against all liability, penalties, loss, costs, damage, claims, causes of action and expense, including, without limitation,

                               (1) consequential, punitive and exemplary
                                   damages and injunctive or similar
                                   relief;

                               (2) reasonable attorneys' fees and
                                   disbursements and costs;

                               (3) reasonable fees, expenses and
                                   disbursements of expert witnesses,
                                   consultants, advisers  and other
                                   Persons employed or engaged by or on
                                   behalf of the Bank in connection with
                                   any claim or response or other matter
                                   which is the subject of this
                                   indemnity; and

                               (4) costs and expenses incurred in
                                   connection with any remediation,
                                   whether or not under order or
                                   agreement, of any Hazardous Materials
                                   or Environmental Discharges on or
                                   about the Mortgaged Property or any
                                   part thereof;

             which the Bank may suffer or sustain by reason of or arising from or in connection with:

                               (1) the imposition or recording of a Lien
                                   relating to Relevant Environmental
                                   Laws against the Mortgaged Property or
                                   any part thereof or any interest
                                   therein by any Governmental Authority;

                               (2) any representation or warranty
                                   contained herein relating to Relevant
                                   Environmental Laws being  incomplete
                                   or untrue or incorrect or misleading
                                   in any respect on or as of the date
                                   the same is made or deemed made;

                               (3) any breach or failure of performance
                                   by the Borrower of any covenant
                                   contained in this Section;

                               (4) claims, including, without limitation,
                                   any claim for consequential, punitive
                                   or exemplary damages or injunctive or
                                   similar relief, of any Person with
                                   respect to violation or alleged
                                   violations of Relevant Environmental
                                   Laws relating to the Mortgaged
                                   Property or any part thereof or any
                                   interest therein or any operation or
                                   activity conducted thereon;

                               (5) any Environmental Complaint and any
                                   claims alleged or asserted therein;
                                   and

                               (6) costs and expenses incurred by the
                                   Bank in connection with:

                                   i)   removal of any Lien of the kind
                                        described in clause (1) of this
                                        Section;

                                   ii)  any remedy or remediation,
                                        whether or not under order or
                                        agreement, of the occurrence or
                                        presence of or exposure to or
                                        alleged or possible or threatened
                                        occurrence or presence of or
                                        exposure to Environmental
                                        Discharges or Hazardous
                                        Materials;

                                   iii) compliance, whether or not under
                                        order or agreement, with any
                                        Relevant Environmental Laws; and

                                   iv)  satisfaction or settlement of any
                                        claims alleged or asserted in any
                                        Environmental Complaint.

             The obligations and indemnification in this paragraph shall survive payment and performance of the obligations secured by the Security Documents and release of the Liens of the Security Documents, shall be without limitation of time and shall be binding upon the Borrower's successors and assigns; provided, however, the indemnity contained herein shall not be applicable to any contamination or Environmental Discharge that originates (or which results from releases or discharges of Hazardous Materials) prior to the Borrower's acquisition or occupancy of the Mortgaged Property or that originates (or which results from releases or discharges of Hazardous Materials) after the Bank has foreclosed upon the Mortgaged Property.

                   5.10 Taxes. Promptly pay all taxes, assessments and other charges payable by the Borrower when due, the failure to pay which would have a Material Adverse Effect, other than those not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves or security have been provided.

                   5.11 Debt Service Coverage Ratio. Guarantor shall maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00 for each twelve-month period ending as of the close of each fiscal quarter of Guarantor during the term of this Agreement.

                   5.12 Tangible Net Worth. Guarantor shall maintain a Tangible Net Worth of not less than $58,000,000.00 as of the close of each fiscal quarter of Guarantor during the term of this Agreement.

                   5.13 Ratio of Liabilities to Tangible Net Worth. Guarantor shall maintain a ratio of total Liabilities to Tangible Net Worth of less than 1.25 to 1.00 as of the close of each fiscal quarter of Guarantor during the term of this Agreement.

                   5.14 Working Capital. Guarantor shall at all times during the term of this Agreement maintain Working Capital of not less than $5,000,000.00.

                   5.15 Updated Appraisals. The Borrower shall provide Bank with updated appraisals of the Mortgaged Property upon the demand of Bank, which Bank reserves the right to require not more than once every three (3) years.

                                        ARTICLE VI.

                                     NEGATIVE COVENANTS

                        The Borrower hereby agrees that, so long as the
             the Notes remain outstanding and unpaid or any other amount is owing to the Bank hereunder, the Borrower shall not, directly or indirectly:

                   6.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon the Mortgaged Property, except for Permitted Liens.

                   6.2 Limitations of Fundamental Changes. Convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business.

                   6.3 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of the Borrower's business and are upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate. For purposes hereof, consolidated wholly-owned subsidiaries of Guarantor shall not be considered Affiliates of Borrower.

                   6.4     Hazardous Materials.

                           (a) Use or permit or suffer use of the
             Mortgaged Property, or any part thereof or any interest therein or conduct any activity or operations thereon in any manner which:

                               (1) would involve or result in occurrence
                                   or presence of or exposure to
                                   Hazardous Materials or toxic
                                   substances at, upon, under, across or
                                   within the Facilities or the Mortgaged
                                   Property or any part thereof, unless
                                   strictly in compliance with Relevant
                                   Environmental Laws, the noncompliance
                                   with which could give rise to any
                                   remedial obligation under any
                                   Relevant Environmental Laws or could
                                   have a Material Adverse Effect;

                               (2) would violate, or support a cause of
                                   action or claim for injunctive relief
                                   under, any Relevant Environmental
                                   Laws; or

                               (3) would or might result in the
                                   occurrence of any Environmental
                                   Discharge or other emission in such an
                                   amount that a permit would be required
                                   under any Requirement of Law, unless
                                   such permit has been obtained and is
                                   in full force and effect and such
                                   Environmental Discharge or emission is
                                   in accordance with such permit.

                           (b)    Transfer or permit or suffer any
             transfer of the Mortgaged Property or any part thereof or any interest therein or of the interest of any tenant or lessee under any lease or of any Person entitled to operate or manage such property, unless such transfer is made in strict compliance with all Relevant Environmental Laws.

                   6.5     Ownership. Transfer any interest in the
             Mortgaged Property.

                   6.6 Principal Office, Etc. Change its name, principal office, chief executive office or principal place of business, or his taxpayer identification number, without giving the Bank at least sixty (60) days prior written notice of such change, and shall have taken such action as the Bank deems necessary to continue the perfection of the Liens securing payment of the Obligations.

                   6.7 Amendments to Purchase Agreement. Enter into or agree to enter into any material modification of the Purchase Agreement without the prior written consent of the Bank.


                                        ARTICLE VII.

                                     EVENTS OF DEFAULT

                           Upon the occurrence of any of the following
             events:

                           (a) The Borrower shall fail to pay any
                               principal or interest on the Note
                               when due in accordance with the terms
                               thereof, or any other Obligations when
                               due, and such failure shall continue
                               unremedied for ten (10) consecutive
                               days after such due date;

                           (b) Any representation or warranty contained
                               herein or any representation or warranty made or deemed made by the Borrower hereunder or by the Borrower or either of the Developer or the Guarantor in the other Loan Documents to which they are a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                           (c) The Borrower shall default in the
                               observance or performance of any covenant, or agreement contained herein and such default shall continue unremedied for thirty (30) consecutive days after receipt by the Borrower via certified mail of a notice to cure said default; or

                           (d) The Borrower shall default in the
                               observance or performance of any covenant or agreement contained in any Loan Document to which it is a party, and such default shall continue unremedied for thirty (30) consecutive days after receipt by the Borrower via certified mail of a notice to cure said default; or

                           (e) (i) Any of the Security Documents shall
                               cease, for any reason, to be in full force and effect, or the Borrower shall so assert or (ii) the security interests created by the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                           (f) The occurrence of an Event of Default
                               under any of the Loan Documents; or

                           (g) The Borrower or the Guarantor shall (i)
                               default in any payment of principal of or interest of any Indebtedness or in the payment of any Guarantee Obligation, in either case where the principal amount thereof exceeds $100,000.00, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) (in either case where the principal amount thereof exceeds $100,000.00) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                           (h) The Borrower or the Guarantor shall
                               commence any case, proceeding or other
                               action (A)Eunder any existing or future
                               law of any jurisdiction, domestic or
                               foreign, relating to bankruptcy,
                               insolvency, reorganization or relief of
                               debtors, seeking to have an order for
                               relief entered with respect to it, or
                               seeking to adjudicate it a bankrupt or
                               insolvent, or seeking reorganization,
                               arrangement, adjustment, winding-up,
                               liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Guarantor, in any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B)Eremains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or the Guarantor, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                           (i) One or more judgments or decrees shall be
                               entered against the Borrower or the
                               Guarantor involving in the aggregate a
                               liability (not paid or fully covered by
                               insurance) of $100,000.00 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                           (j) The occurrence of any of the following
                               with respect to the Borrower or the
                               Guarantor: death (if an individual), or
                               dissolution or cessation of business (if a partnership, limited liability company, corporation or other organization); or

                           (k) The occurrence of any event which results
                               in a Material Adverse Change; or

                           (l) The occurrence of any material default
                               under the Purchase Agreement or the
                               Construction Documents;


             then, and in any such event, (A) if such event is an Event of Default specified in Section (h) above, automatically the Bank shall have no further obligation to make Loans to the Borrower hereunder or to convert such Loans to a term loan, and all amounts owing under this Agreement and the Note shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken: (i) the Bank may, by notice of default to the Borrower, immediately cease making any Loans to the Borrower, and declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable;
             (ii) the Bank may, but shall have no obligation to, perform any covenant or agreement of Borrower hereunder or under any of the Security Documents and any amounts expended by Bank shall constitute additional amounts secured by the Security Documents; and (iii) the Bank may exercise all rights and remedies granted it under the Loan Documents. Presentment, demand, and protest are hereby expressly waived by the Borrower. Notwithstanding anything contained herein to the contrary, in the event the Borrower shall have received a notice of default under subsections (c) and/or (d) three (3) times in any calendar year, an Event of Default hereunder may thereafter occur in such calendar year under any of subsections (c) or (d) without the requirement of any passage of time or giving of notice.

                                       ARTICLE VIII.

                                       MISCELLANEOUS

                   8.1 Amendments and Waivers. Neither this Agreement, the Note or any other Loan Document, nor any terms hereof of thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Bank.

                   8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telegraph or telefax), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telefax notice, when sent, addressed as follows in the case of the Borrower and the Bank or to such other address as may be hereafter notified by the respective parties hereto:

                           The Borrower:

                                  SOLOCO, Inc.
                                  3850 N. Causeway Blvd.
                                  Suite 1770
                                  Metairie, LA  70002

                                  Fax:  (504) 838-9506

                           with a copy to:

                                  Newpark Resources, Inc.
                                  3850 N. Causeway Blvd., Suite 1770
                                  Metairie, LA  70002

                                  Attn:  Mr. Matthew W. Hardey

                                  Fax:  (504) 838-9506

                           The Bank:

                                  Hibernia National Bank
                                  313 Carondelet Street
                                  P.O. Box 61540
                                  New Orleans, LA  70161
                                  Attn:  Mr. S. John Castellano

                                  Fax:  (504) 533-2060

                   8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                   8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                   8.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Note and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, inspection fees, title insurance premiums, legal fees, brokerage fees, appraisal fees and travel expenses, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note and the other Loan Documents, including, without limitation, reasonable fees and disbursements of counsel to the Bank and (c) to pay, indemnify, and hold the Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Note and any such other documents, and (d) to pay, indemnify, and hold the Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Note and any other Loan Documents (all the foregoing, collectively, the "indemnified liabilities").
             The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                   8.6 Security Interest and Right of Set-Off. Borrower hereby grants Bank a continuing security interest in, as well as the right to set-off the Obligations of Borrower against, all funds which Borrower may maintain on deposit with Bank (with the exception of funds deposited in Borrower's accounts in trust for third parties of funds deposited in pension accounts, IRA's, Keogh accounts an All Saver Certificates), and Bank shall have a Lien upon and a security interest in all property of Borrower in Bank's possession or control which shall secure all such Obligations.

                   8.7 Invalid Provisions. If any provision of the Loan Document is held to be invalid, illegal or unenforceable under present or future laws during the terms of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision or by its severance from such Loan Document.

                   8.8 Further Assurances. At any time and from time to time upon the written request of the Bank, and at the sole expense of the Borrower, the Borrower shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Bank may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the Loan Documents and of the rights and powers herein and therein granted.

                   8.9 Inspections. Borrower hereby authorizes the Bank, or any agent, officer, employee or representative of the Bank to enter upon the Mortgaged Property to make inspections of the Building, Improvements, materials, plans and specifications, shop drawings, workmanship and construction of the Building and Improvements Improvements or to enter into possession of the Mortgaged Property upon any Default or Event of Default and perform any work necessary or desirable to complete the Improvements and to take all other action in connection therewith. The sole purpose of such inspections is to obtain information and to afford the Bank the opportunity to:

                           (a) verify whether any Loans the Bank is
                               obligated to make under this Agreement are due, and the correct amount of such advances;

                           (b) determine whether there has been or may be
                               any Default or Event of Default of the
                               Obligations of Borrower under this
                               Agreement; and

                           (c) take any necessary or appropriate action
                               to protect and preserve the Bank's
                               security for the Loans.

             None of the aforesaid actions by the Bank, or any agent, officer, employee or representative of the Bank, shall be or may be construed in such a manner as to impose any duty or obligation whatsoever on the Bank, or any agent, officer, employee or representative of the Bank, to protect or represent any owner, borrower, contractor, surety, or any other person whatsoever and shall not be considered or construed as having made any warranty whatsoever, whether express or implied, as to the adequacy, quality of fitness or purpose of any physical conditions, materials, workmanship, plans, specifications, drawings or other requirements pertaining to the construction of the Building and Improvements, or whether any such physical conditions, materials or workmanship comply with any plans, specifications, drawings, ordinances, statutes, or other governmental requirements pertaining to the property. Bank shall have no liability, obligation or responsibility whatsoever with respect to the construction of the Building and Improvements except to advance the Loans pursuant to this Agreement. Bank shall not be obligated to inspect the Mortgaged Property or the construction of the Mortgaged Property, nor be liable for the performance or Default of Event of Default of Borrower, any architect, contractor, subcontractor or materialmen, or any other party, or for any failure to construct, complete, protect, or insure the Building and Improvements, or for the payment of costs of labor, materials, or services supplied for the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation, any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Bank.

                   8.10 Final Agreement. This Agreement, the Note and the other Loan Documents embody the entire and final agreement between the parties with respect to the transactions contemplated hereby, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties and supersedes all prior agreements and understandings, if any, related to the subject matter hereof and thereof. There are no oral agreements between the parties.

                   8.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank, all future holders of the Notes and their respective successors and assigns.

                   8.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF LOUISIANA. BORROWER AND BANK HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER.

                        IN WITNESS WHEREOF, the parties hereto have
             caused this Agreement to be duly executed and delivered in New Orleans, Louisiana by their proper and duly authorized officers as of the day and year first above written.


                                          SOLOCO, INC.


                                          By:_________________________

                                          Title:______________________



                                          HIBERNIA NATIONAL BANK


                                          By:_________________________

                                          Title:______________________